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Exhibit 23.2

Consent of Independent Accountants

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 14, 2001 relating to the consolidated financial statements, which appears in ImmunoGen Inc.'s Annual Report on Form 10-K for the year ended June 30, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts September 26, 2002

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Consent of Independent Accountants